EXHIBIT 10

MATERIAL CONTRACTS

The following documents of Navistar International Corporation, its principal subsidiary Navistar, Inc., and its indirect subsidiary Navistar Financial Corporation are incorporated herein by reference.

10.1
Amendment No. 1 to the Pooling and Servicing Agreement, dated as of February 13, 2013, among Navistar Financial Securities Corporation, as depositor, Navistar Financial Corporation, as servicer, and Navistar Financial Dealer Note Master Owner Trust II, as issuing entity. Filed as Exhibit 10.1 to Current Report on Form 8-K dated and filed on February 15, 2013. Commission File No. 001-09618.

10.2
Amendment No. 1 to Indenture, dated as of February 13, 2013, between Navistar Financial Dealer Note Master Owner Trust II, as issuing entity, and Citibank, N.A., as indenture trustee. Filed as Exhibit 10.2 to Current Report on Form 8-K dated and filed on February 15, 2013. Commission File No. 001-09618.

10.3
Series 2013-1 Indenture Supplement to the Indenture, dated as of February 14, 2013, between Navistar Financial Dealer Note Master Owner Trust II, as issuing entity, and Citibank, N.A., as indenture trustee. Filed as Exhibit 10.3 to Current Report on Form 8-K dated and filed on February 15, 2013. Commission File No. 001-09618.

*10.4	Navistar International Corporation 2013 Performance Incentive Plan. Filed as Exhibit 10.1 to Current Report on Form 8-K dated and filed on February 19, 2013. Commission File No. 001-09618.

*10.5
Fiscal Year 2013 Long-Term Equity Grant award description to named executive officers. Filed as Exhibit 10.2 to Current Report on Form 8-K dated and filed on February 19, 2013. Commission File No. 001-09618.

*10.6	John J. Allen (a named executive officer) Retention Grant Award description included as Item 5.02 in the Current Report on Form 8-K dated and filed on February 19, 2013. Commission File No. 001-09618.

10.7
Amendment No. 1 to the Note Purchase Agreement, dated as of March 18, 2013, among Navistar Financial Securities Corporation, as the seller, Navistar Financial Corporation, as the servicer, The Bank of Nova Scotia, as a managing agent and as a committed purchaser, Liberty Street Funding LLC, as a conduit purchaser, Credit Suisse AG, New York Branch, as a managing agent, Credit Suisse AG, Cayman Islands Branch, as a committed purchaser, Alpine Securitization Corp., as a conduit purchaser, and Bank of America, National Association, as administrative agent, as a managing agent and as a committed purchaser. Filed as Exhibit 10.1 to the Current Report on Form 8-K dated and filed on March 20, 2013. Commission File No. 001-09618.

10.8
First Amendment to the Term Loan Credit Agreement, the Guarantee and Collateral Agreement, and the Collateral Cooperation Agreement, dated April 2, 2013, among Navistar, Inc., as Borrower, Navistar International Corporation, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent. Filed as Exhibit 10.1 to the Current Report on Form 8-K dated and filed on April 8, 2013. Commission File No. 001-09618.

10.9
Amendment No. 1 to the Amended and Restated ABL Credit Agreement and the Amended and Restated Security Agreement, dated April 2, 2013, among Navistar, Inc., as Borrower, the financial institutions party thereto, and Bank of America, N.A., as Administrative Agent. Filed as Exhibit 10.2 to the Current Report on Form 8-K dated and filed on April 8, 2013. Commission File No. 001-09618.

*10.10
Employment and Services Agreement, dated April 22, 2013 and effective April 15, 2013, among Navistar International Corporation, Navistar, Inc. and Troy A. Clarke. Filed as Exhibit 10.1 to the Current Report on Form 8-K/A dated and filed on April 22, 2013. Commission File No. 001-09618.

The following documents of Navistar International Corporation are filed herewith:

*10.11	Board of Directors resolution approving the Non-Executive Chairman Compensation.

*10.12	Amended and Restated Executive Stock Ownership Program.

______________________

*	Indicates a management contract or compensatory plan or arrangement required to be filed or incorporated by reference as an exhibit to this report.

Exhibit 10.11

Non-Executive Chairman Compensation Resolutions

RESOLVED, that the additional cash retainer for the Non-Executive Chairman of the Board of $140,000 be, and hereby is, approved.

Exhibit 10.12
Navistar International Corporation
Executive Stock Ownership Program

(Amended and restated as of May 15, 2013)

Introduction.

Principal Office and Telephone Number. The principal executive office of Navistar International Corporation (the “Company” or “Corporation”) is located at 2701 Navistar Drive, Lisle, Illinois 60532, and the Company's telephone number is (331) 332-5000.

The Program. On June 16, 1997, the Board of Directors (the “Board”) of Navistar International Corporation (the "Company") approved the terms of the Executive Stock Ownership Program, as may be subsequently amended from time to time (the "Program"), in which all officers and senior managers of the Company and its participating subsidiaries or affiliates who are employed in organization level 9 or above (or its equivalent under prior or future organization structures) (individually, a “Participant” and collectively, the "Participants") will participate. As a Participant, the Program requires you to make a substantial investment in the common stock of the Company. This document describes the terms of the Program.

Senior management and the Board believe that, in order for the Company to become the best truck and engine company in North America, senior management of the Company and its participating subsidiaries or affiliates must have a significant ownership stake in the Company. The Program requires you and every other member of senior management to acquire such an ownership stake, and to do so promptly. The goal of the Program is to secure your individual commitment to the management team that intends to implement the vision for the Company and our shareowners, by requiring you to make an "at risk" investment of personal funds as well as career success in the Company. In this way, the Program will reinforce the behavior of every member of senior management to act like an owner.

In connection with the adoption of the Program, the Board approved certain changes to the executive severance agreements that the Company enters into with its officers and senior managers. The new terms of the severance agreement enhance your protection in the event of a qualifying termination of employment or a change in control of the Company. In this way, the Company is making a greater commitment to you at the same time as you are making a greater commitment to the Company.

Administration. The Program is administered by the Company's Senior Vice President, Human Resources and Administration (the “Administrator”) who is hired by and serves at the pleasure of the Chief Executive Officer. The Administrator is responsible for the administration and management of the Program. All decisions of the Administrator will be final, conclusive and binding upon all parties. In administering the Program, the Administrator has full discretionary authority to interpret the provisions of the Program and to make any amendments to the terms of the Program. For further information about the Program, please contact the Administrator or the Company's Corporate Secretary at the Company's principal executive office.

ERISA and Certain Tax Provisions Not Applicable. The Program is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Other Program Information. No one has or may create a lien on any funds, securities, or other property held under the Program.

The Stock Ownership Requirement.

Mandatory Ownership Requirement. The Program imposes a mandatory requirement that you own a specified amount of the Company's common stock, $0.10 par value per share ("Stock"). Failure to continuously own the required amounts of Stock at the times required under the Program will constitute grounds for the conversion of future annual incentive payments into Deferred Shares (as discussed below).

Required Levels of Stock Ownership. Under the Program, you will be required to own a number of shares of Stock calculated by reference to your base salary, a multiplier assigned to your organization level (or its equivalent), and the average of the high and low prices of Stock on the date you first became subject to the Program (i.e., the date you are promoted to organization level 9 or above (or its equivalent) or are newly hired at organization level 9 or above (or its equivalent)). The actual number of shares of Stock that you will be required to own under the Program (the “Ownership Requirement") will be provided to you in a written statement. Exhibit A, which is attached hereto, provides you with a sample of this written statement.

Subject to the Administator's right to review and amend the Program, your Ownership Requirement will not vary with changes in the market price of Stock during the life of the Program. In addition, your Ownership Requirement will not change in the event your base salary is increased or decreased while you remain in the same organization level (or its equivalent).

Unless otherwise determined by the Administrator, in the event you are promoted to a higher organization level (or its equivalent) after you become subject to the Program, you will become subject to the Ownership Requirement applicable to that organization level (or its equivalent), based on your then-current base salary. The additional number of shares of Stock needed to meet your new Ownership Requirement will be calculated based on the average of the high and low prices of Stock on the effective date of your promotion (net of the dollar amount associated with your original Ownership Requirement or, if applicable, each subsequent Ownership Requirement preceding the effective date of your most recent promotion, as appropriate, using the average of the high and low prices of Stock on the date you first became subject to the Program or, if applicable, the effective date of each such subsequent promotion preceding the effective date of your most recent promotion, as appropriate). For example, assume a Participant in organization level 10 (or its equivalent) is required to own 13,235 shares of Stock based on a $150,000 base salary, a multiplier of 1.5 times his base salary and a $17.00 average market price of the Stock on the date on which he or she first became subject to the Program. Further assume that the Participant is promoted to organization level 11 (or its equivalent) at a base salary of $200,000, with a multiplier of 2.25 times his or her base salary, when the average market price of the Stock on his date of promotion is $20. The additional number of shares of Stock needed to satisfy his or her new Ownership Requirement is 11,250, calculated as follows:

Level 10:    $150,000    Base Salary
x 1.5        Organization Level Multiplier
$225,000    ÷ $17.00 = 13,235 Shares* Original Ownership Requirement

Level 11:    $200,000    Base Salary
x 2.25        Organization Level Multiplier
$450,000
‑$224,995    ($17.00 x 13,235 Shares)
$225,005    ÷ $20.00 = 11,250 Shares*     Additional Ownership Requirement

*Rounded down to the nearest number of whole shares.

Ownership Requirements will be reviewed from time to time, to adjust the Ownership Requirements to reflect, among other things, market conditions and the Company's ongoing executive compensation programs.

Time to Meet Ownership Requirement. The Ownership Requirement will be phased in, so that you will be required to own shares of Stock representing:

(i)	one-fifth of your Ownership Requirement (the "Initial Ownership Requirement") within 6 months after the date you become subject to the Program (the "1st Tranche Deadline");

(ii)	three-fifths of your Ownership Requirement (the "Second Ownership Requirement") within 36 months after the date you become subject to the Program (the "2nd Tranche Deadline"); and

(iii)	the full amount of your Ownership Requirement (the “Final Ownership Requirement”) within 60 months after the date you become subject to the Program (the "Ownership Deadline").

In the case of any promoted or newly hired Participant, any additional or new Ownership Requirement will be phased in so that one-fifth of such additional or new Ownership Requirement must be met within 6 months after the date such Participant is promoted or newly hired, three-fifths within 36 months after such date, and in full within 60 months after such date. Except as otherwise provided herein or as otherwise determined by the Administrator, deadlines applicable to any original Ownership Requirement will not be altered.

Restriction on Sales or Dispositions of Stock. Once your Ownership Requirement is met, you must continue to own sufficient Stock to meet the Ownership Requirement until the Ownership Requirement lapses (as discussed below) or the Program is terminated. The Program is intended to be indefinite in duration. However, except as otherwise specified herein or as otherwise required by applicable law, the Company reserves the right to amend, modify, or terminate the Program at any time, in part or in its entirety, including, without limitation, with respect to any or all Participants, regardless of any resulting income tax or other consequences to Participants.

Under the Program, you may not sell or dispose of any shares of Stock that you own (as determined under the Program) at any time that you have not met the full Ownership Requirement, or to the extent the sale or disposition would cause your ownership to fall below your full Ownership Requirement. This means, for example, that even if you own shares of Stock in excess of one-fifth of your Ownership Requirement between the 1st Tranche Deadline and the 2nd Tranche Deadline, you could not sell such excess shares. You can only sell shares of Stock if you have met your full Ownership Requirement, and only to the extent the sale of such shares does not cause you to fall below your full Ownership Requirement.

In the event that you should sell or dispose of shares of Stock in violation of the Program's requirements, such action may constitute grounds for the reduction of future equity awards and/or the conversion of future annual incentive payments into Deferred Shares (as discussed below). The Program does not impose a legal restriction on the transferability of the shares of Stock (other than Deferred Shares acquired under the Program and Premium Share Units awarded under the 2013 PIP, as discussed below), but imposes the potential penalty of the reduction of future equity awards and/or the conversion of future annual incentive payments into Deferred Shares (as discussed below). Thus, it is up to you to ensure that shares of Stock subject to the Program are not sold or disposed in violation of the Program's requirements. The Program does not prohibit a pledge of shares of Stock as security for a loan, but if the shares of Stock are sold or disposed of as a result of such pledge (for example, due to a default by you on such loan), such sale or disposition will constitute grounds for the reduction of future equity awards and/or the conversion of future annual incentive payments into Deferred Shares (as discussed below). Short positions and "put equivalent" derivative securities positions will be deemed a disposition for purposes of the Program. Please see the Company's Insider Trading Policy for directors, executive officers and certain senior management personnel for additional information on transactions with Navistar's Stock.

Securities Law Restrictions. On June 16, 1997, the Company filed a registration statement on Form S‑8 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") registering under the Securities Act of 1933, as amended (the "Securities Act"), the offer and sale of up to 650,000 shares in connection with the Program. Subject to the terms of the Program, participants who are not Affiliates (as defined below) of the Company and who acquire the Stock under the Program after becoming a participant in the Program generally will be entitled to resell such Stock in the public market without restrictions under the Securities Act. An “Affiliate” of an entity is defined in Rule 144 under the Securities Act as “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with” such entity. An employee of the Company who is not an executive officer of the Company generally would not be deemed to be an Affiliate of the Company.

Resales by participants who are Affiliates of the Company are not covered by this prospectus (such participants are herein collectively referred to as “Restricted Participants”). Resales by such Restricted Participants are subject to certain restrictions under the Securities Act. An Affiliate of the Company may not offer or resell any shares of Stock acquired by them under the Program unless the offer and resale of such shares are registered by the Company under the Securities Act or unless an exemption from registration is available. In the absence of an effective registration statement, Affiliates may resell the Stock acquired under the Program only by complying with the requirements and limitations of Rule 144 under the Securities Act or other available exemption. Under Rule 144 offers or resales by Restricted Participants may be made without registration under the Securities Act where certain limitations are met as to the number of shares which may be sold over specified periods of time, the selling price thereof, the manner in which sales may be made and the minimum period of time which the shares must have been held.

Executive officers are also subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, which, among other things, permit recovery by or on behalf of the Company of so-called “short-swing” profits arising from purchases and sales (or sales and purchases) of the Stock by such persons within any six-month period.

The foregoing is not intended to be a complete statement of applicable law, and participants, particularly executive officers of the Company, should consult their own counsel for information regarding restrictions on resale of the Stock acquired pursuant to the Program under the Securities Act and the Exchange Act.

All purchases and sales of Stock in the market are also subject to all applicable federal and state laws prohibiting transactions while in possession of certain material non-public information, and to all Company policies prohibiting trading on the basis of material non-public information. Under the Company's policies, you are required to pre-clear any transaction involving the acquisition or sale of shares of Stock with the Company's General Counsel or Corporate Secretary.

Shares Deemed Owned Under the Program. Shares of Stock that count toward meeting your Ownership Requirement are shares in which you have an exclusive pecuniary interest, and shares in which you and members of your immediate family have an exclusive pecuniary interest if such members have consented to such shares being deemed owned by you for purposes of the Program and being subject to the terms hereof. This would include shares of Stock owned directly by you, either in record name or in a brokerage account, shares owned by you as a participant in a tax-qualified defined contribution plan sponsored by the Company or any of its subsidiaries or affiliates (e.g. one of the Company's 401(k) Retirement Savings Plans), shares acquired under the Company's 2013 Performance Incentive Plan, as amended from time to time (the “2013 PIP”), shares acquired under the share purchase features of the Program, including units representing Deferred Shares (as discussed below) and Premium Share Units awarded under the 2013 PIP (as discussed below), and shares or share units under any other plan or program of the Company or any of its subsidiaries or affiliates if and to the extent so designated by the Administrator. In addition, shares or share units of Stock held under any Company plan under which the vesting conditions are not dependent upon the achievement of a performance goal will count toward meeting your Ownership Requirement; provided, however, that in the event you have irrevocably elected stock withholding in connection with an award of such shares or share units, the number of such shares or share units that count toward meeting your Ownership Requirement will be reduced to the net number of such shares or share units remaining after applying the applicable rate of withholding (rounded down to the nearest whole share).

On the other hand, shares or share units of Stock held under any Company plan that may or may not vest depending on the achievement of a performance goal will not be deemed to be owned by you until such time as such shares or share units have become vested, and shares which may be acquired upon exercise of an option (whether or not then exercisable) will not be deemed owned by you until such option is duly exercised. In this regard, the surrender or withholding of shares of Stock to pay the exercise price or tax withholding with respect to an option or vesting of shares or share units of Stock will not be deemed a sale or disposition of shares of Stock for purposes of the Program. Shares in which any other person (other than an immediate family member if such member has consented as aforesaid) has a pecuniary interest will not be deemed to be owned by you for purposes of the Program, and will not be subject to restrictions on sale or disposition.

Lapse of Ownership Requirement; Change in Control. Your Ownership Requirement will lapse upon your termination of employment for any reason. In addition, each Participant's Ownership Requirement will lapse upon a Change in Control, as defined below.

For purposes of the Program, a "Change in Control" shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than employee or retiree benefit plans or trusts sponsored or established by the Corporation or Navistar, Inc., is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, (ii) the following individuals cease for any reason to constitute more than three-fourths of the number of directors then serving on the Board of Directors : individuals who, on the date hereof, constitute the Board of Directors and any new director whose appointment or election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by the vote of at least two-thirds (2/3) of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; (iii) any dissolution or liquidation of the Corporation or Navistar, Inc. or sale or disposition of all or substantially all (more than 50%) of the assets of the Corporation or of Navistar, Inc. occurs; or (iv) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation, contested election or substantial stock accumulation (a "Control Transaction"), the members of the Board of Directors immediately prior to the first public announcement relating to such Control Transaction shall immediately thereafter, or within two (2) years, cease to constitute a majority of the Board of Directors. Notwithstanding the foregoing, the sale or disposition of any or all of the assets or stock of Navistar Financial Corporation shall not be deemed a Change in Control.

Ownership Reporting and Certification. Participants will be required to periodically file reports as to their ownership of shares of Stock under the Program, including acquisitions, sales or dispositions of Stock.

Acquisitions of Shares Under the Program.

Overview. The Program includes a number of features to enable Participants to acquire shares of Stock, as well as features to encourage or require Participants to make a substantial and prompt commitment to meeting their Ownership Requirement.

Grandfathered Company Loans To Meet Ownership Requirements. In accordance with Section 402 of the Sarbanes-Oxley Act of 2002, effective July 30, 2002, the Company no longer extends or arranges for credit to Participants to assist them in meeting their Ownership Requirement. Any loans extended to Participants to assist them in meeting their Ownership Requirement prior to July 30, 2002 will be grandfathered and remain in effect in accordance with the terms and conditions as contained in their promissory note.

Acquisitions From the Company. The Program provides for the purchase of units representing shares of Stock (“Deferred Shares”) from the Company. In addition, the Program provides for awards under the 2013 PIP of restricted stock units (“Premium Share Units”) as an incentive to Participants to promptly acquire shares of Stock to meet their Ownership Requirement. A Participant may acquire shares of Stock from the Company as follows:

(a)
Base Salary Reduction. Up to four-fifths of your Ownership Requirement may be satisfied through base salary reduction, under which you can elect to purchase Deferred Shares by having a portion of your future base salary reduced, on a pre‑tax basis, over any period up to five years. You may elect any percentage between 10% and 50% of your future monthly base salary to be reduced and used to acquire Deferred Shares. If you wish to make a base salary reduction election, you must complete and submit Exhibit B, which is attached hereto, to the Office of the Secretary (1) within the first 30 days after you become subject to the Program (or first become eligible to participate in any other plan with which the Program is aggregated under applicable federal tax rules), or (2) if that 30-day period has expired, before the close of your taxable year (generally, December 31) preceding the taxable year in which you will earn the base salary that will be reduced. Except as permitted under applicable federal tax rules, including, without limitation, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable regulations and other applicable guidance issued thereunder (the “Code”), your base salary reduction election is irrevocable after the applicable election deadline described above. If you make a base salary reduction election, you will acquire Deferred Shares on each date on which the corresponding base salary reduction amount would otherwise have been payable to you in an amount determined by dividing (i) the amount of such base salary reduction to be applied to purchase Deferred Shares by (ii) the average of the high and low prices of a share of Stock as set forth in the New York Stock Exchange Composite Transactions listing published in the Wall Street Journal or equivalent financial publication (the “Fair Market Value”) on the date your base salary reduction would have been otherwise payable to you (or if that date is not a trading day, on the most recent previous trading date). Your base salary deduction will be evidenced by a bookkeeping entry, backed only by the Company's general assets that are subject to the Company's creditors. Deferred Shares acquired through the application of your base salary reduction election will be immediately fully vested, provided that such Deferred Shares generally will not be settled by delivery of actual Stock until your termination of employment (as described below).

(b)
Annual Incentive Reduction. Your Ownership Requirement may be satisfied through annual incentive reduction, under which you can elect to purchase Deferred Shares by having a portion of any future annual incentive payments, if any, (from all plans sponsored by the Company or any of its subsidiaries or affiliates) reduced, on a pre‑tax basis. You may elect any percentage between 50% and 100% of any of your future annual incentives payments, if any, to be reduced on an annual basis and used to acquire Deferred Shares. If you wish to make an annual incentive reduction election, you must complete and submit Exhibit C, which is attached hereto, to the Office of the Secretary (1) within the first 30 days after you become subject to the Program (or first become eligible to participate in any other plan with which the Program is aggregated under applicable federal tax rules), or (2) if that 30-day period has expired, on or before the date that is six months before the end of the fiscal year to which your future annual incentive payment (if any) relates, provided that you perform services continuously from the later of the beginning of the fiscal year to which your future annual incentive payment relates or the date on which the Board establishes the performance criteria for the fiscal year to which your future annual incentive payment relates through the date your election is made. Except as permitted under applicable federal tax rules, including, without limitation, the requirements of Code Section 409A, your annual incentive reduction election is irrevocable after the applicable election deadline described above. If you make an annual incentive reduction election, you will acquire Deferred Shares at the date on which your annual incentive payment (if any) would otherwise have been payable to you in an amount determined by dividing (i) the amount of such annual incentive payment to be applied to the purchase Deferred Shares by (ii) the Fair Market Value of a share of Stock at the date the annual incentive payment (if any) would have been otherwise payable to you (or if that date is not a trading day, on the most recent previous trading day). Your annual incentive reduction will be evidenced by a bookkeeping entry, backed only by the Company's general assets that are subject to the Company's creditors. Deferred Shares acquired through the application of your annual incentive reduction election will be immediately fully vested, provided that such Deferred Shares generally will not be settled by delivery of actual Stock until your termination of employment (as described below). In the event that you fail at any time to meet your Ownership Requirement within the timeframes prescribed herein, then 100% of all future annual incentive payments to which you may become entitled under any plan sponsored by the Company or any of its subsidiaries or affiliates will automatically be applied to purchase Deferred Shares until your Ownership Requirement has been met.

(c)	Premium Share Units. Premium Share Units will be awarded to the Participant under the 2013 PIP as a reward for certain acquisitions of shares of Stock, as follows:

(1)
To the extent any shares of Stock comprising your Initial Ownership Requirement consist of shares or share units of Stock awarded by the Company (but only to the extent such share units are vested, unless the Administrator determines otherwise), or are purchased on or before the 60th day after you become subject to the Program (or, if applicable, become subject to a new Ownership Requirement) in the open market or from the Company (including by exercise of options or Deferred Shares acquired by base salary reduction or annual incentive payment reduction, but excluding all Premium Share Units) using personal funds or funds obtained from a source other than the Company, you will be awarded Premium Share Units under the 2013 PIP (as of the date you fulfill the tranche requirement) equal to 15% of such shares of Stock. To the extent any shares of Stock comprising your Second Ownership Requirement (less your Initial Ownership Requirement) consist of shares or share units of Stock awarded by the Company (but only to the extent such share units are vested, unless the Administrator determines otherwise), or are purchased on or before the 18th month after the date you become subject to the Program (or, if applicable, become subject to a new Ownership Requirement) in the open market or from the Company (including by exercise of options or Deferred Shares acquired by base salary reduction or annual incentive payment reduction, but excluding all Premium Share Units), you will be awarded Premium Share Units under the 2013 PIP (as of the date you fulfill the tranche requirement) equal to 25% of such shares of Stock. To the extent any shares of Stock comprising your Final Ownership Requirement (less your First Ownership Requirement and Second Ownership Requirement) consist of shares or share units of Stock awarded by the Company (but only to the extent such share units are vested, unless the Administrator determines otherwise), or are purchased on or before the 36th month after the date you become subject to the Program (or, if applicable, become subject to a new Ownership Requirement), in the open market or from the Company (including by exercise of options or Deferred Shares acquired by base salary reduction or by annual incentive payment reduction but excluding all Premium Share Units), you will be awarded Premium Share Units under the 2013 PIP (as of the date you fulfill the tranche requirement) equal to 25% of such shares of Stock.

(2)	Deferred Shares acquired by base salary reduction will be counted as shares of Stock owned by the Participant for purposes of determining a Participant's eligibility to earn Premium Share Units.

(3)
If you acquire Deferred Shares as a result of your election to reduce 50% of any future annual incentive payment, you will be awarded Premium Share Units under the 2013 PIP equal to 5% of the number of Deferred Shares so acquired. If you acquire Deferred Shares as a result of your election to reduce 100% of any future annual incentive payment, you will be awarded Premium Share Units under the 2013 PIP equal to 15% of the number of Deferred Shares so acquired. If you acquire Deferred Shares as a result of your election to reduce more than 50% but less than 100% of any future annual incentive payment, you will be awarded Premium Share Units under the 2013 PIP in an amount determined by interpolating on a straight-line basis between 5% and 15% of the number of Deferred Shares so acquired. Notwithstanding the foregoing, no Premium Share Units will be awarded to you as a result of the automatic reduction of any future annual incentive payment to purchase Deferred Shares attributable to your failure to meet your Ownership Requirement within the required timeframes prescribed under the Program. Premium Share Units awarded to you in connection with an annual incentive will be award as of the date the annual incentive payment would otherwise have been payable to you.

Terms of Deferred Shares and Premium Share Units. Premium Share Units will be granted and issued to each Participant under and in accordance with the terms and conditions of the 2013 PIP. Deferred Shares and Premium Share Units will be credited to a Participant's account in whole shares (rounded down to the nearest whole number). The holder of a Deferred Share or Premium Share Unit is not a shareholder of the Company and is not entitled to dividends, to vote, or to other rights of a shareholder. The holder of a Deferred Share or Premium Share Unit will generally be paid a cash dividend equal to the amount of any dividend paid on one share of Stock times the number of Deferred Shares and Premium Share Units credited to his or her account on a record date for such dividend; provided that, to the extent any dividend paid to shareholders of the Company constitutes an extraordinary dividend, in lieu of making such cash payment to the Participant, such amount shall be deemed reinvested in additional Deferred Shares or Premium Share Units (as the case may be) at the Fair Market Value of a share of Stock at the dividend payment date. Deferred Shares and Premium Share Units may not be transferred or disposed of by a Participant.

All Premium Share Units are forfeitable until such time as they have vested. Deferred Shares acquired by application of salary reduction or by application of annual incentive payments are immediately fully vested at all times. To the extent an amount otherwise payable to the Participant in the form of cash dividend equivalent is to be deemed reinvested in additional Premium Share Units under the 2013 PIP, such Premium Share Units so acquired through dividend reinvestment on nonvested Premium Share Units ("Original Shares") will vest at such times and in such proportion to the vesting of the Original Shares. Additional Deferred Shares and Premium Share Units acquired through the deemed dividend reinvestment on Deferred Shares or vested Premium Share Units will be immediately fully vested. Except as described above with respect to the deemed dividend reinvestment in additional Premium Share Units, Premium Share Units shall vest in three equal installments on each of the first three anniversaries of the date on which such Premium Share Units are awarded, or earlier upon the occurrence of a Change in Control or termination of employment due to death, total and permanent disability, or qualified retirement in accordance with the terms of the 2013 PIP. In the event a Participant's termination of employment with the Company or its subsidiaries or affiliates for any other reason, any nonvested Premium Share Units shall be immediately forfeited. In addition, in the event a Participant sells or otherwise disposes of the underlying shares of Stock which were used in the measurement for awarding Premium Share Units, then all of the Participant's related nonvested Premium Share Units shall be immediately forfeited. A Participant shall not be treated as having sold or otherwise disposed of such underlying shares of Stock used in the measurement for awarding Premium Share Units unless he or she has sold or disposed of shares of Stock in excess of the number of his or her shares of Stock in respect of which no Premium Share Units were awarded.

Each Deferred Share and each vested Premium Share Unit will be settled by delivery of one share of Stock. Such settlement shall occur within ten days after a Participant's termination of employment (or, in the case of a Participant's retirement, such later date as may have been elected by a Participant under procedures approved by the Administrator); provided, however, that settlement shall be accelerated to the date of a Change in Control (subject to any deferral of settlement as may have been elected by a Participant under procedures approved by the Administrator). If and to the extent any settlement of a Deferred Share or vested Premium Share Unit under the Program is subject to and would otherwise violate the requirements under Code Section 409A: (1) a termination for settlement purposes shall not occur unless and until the Participant incurs a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h) (using “at least 80 percent” to determine the controlled group of corporations and businesses) (“Separation From Service”); (2) a retirement for settlement purposes shall not occur unless and until the Participant incurs a Separation From Service on or after attaining age 55 and completing 10 or more years of credited service, as defined under the Navistar, Inc. Retirement Plan for Salaried Employees (determined without regard to whether the Participant is eligible to participate thereunder); (3) a Change in Control for settlement purposes shall not occur unless and until it constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5); (4) in the event the Participant is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) (including any elections made by the Company described therein) any settlement otherwise resulting from a Separation From Service shall occur on the earlier of (a) first business day six months after the date of the Participant's Separation From Service or (b) the date of the Participant's death; (5) such settlement will be deemed to occur under conditions that cause the settlement to comply with Code Section 409A and the Program shall be construed, administered, and/or amended (if permitted under Code Section 409A) to achieve that objective; and (6) in the event of any inconsistency between the terms of this Program and Code Section 409A, Code Section 409A shall prevail and govern.

Deferred Shares will be automatically and appropriately adjusted in the event of stock splits, stock dividends and other extraordinary, special, and non-recurring dividends, and other extraordinary corporate events. Premium Share Units will be automatically and appropriately adjusted in the event of a change in capitalization of the Company in accordance with the terms of the 2013 PIP.

Market Price Range

For the three years ending October 31, 2010, 2011 and 2012, the high and low sales price for the Company's Stock for the periods indicated was as follows:

Stock Price
Year Ending         High          Low
October 31, 2010        $ 30.55        $ 20.53
October 31, 2011        $ 74.60        $ 26.89
October 31, 2012        $ 79.05        $ 21.95

Prior to investing in the Stock, Participants are encouraged to obtain current information concerning the price of the Stock.

Risk Factors and Certain Investment Considerations.
This prospectus and the information incorporated by reference in this prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such forward-looking statements only speak as of the date of this prospectus and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a discussion on some of these factors, please refer to Item 1A of our most recent Form 10-K.
In addition, the market price of our Stock may fluctuate from time to time. For this reason, the value of the Stock you may hold may decrease or increase in value depending upon the market price of our Stock.

Federal Income Tax Consequences.

Shares of Stock purchased in the open market or from the Company with personal funds or the proceeds of a loan, which are held in the form of actual shares, will represent share ownership by the Participant, so that gains or losses realized upon the ultimate disposition of such shares will be capital gains or losses to the Participant. Deferred Shares will be rights acquired on a pre‑tax basis and will be evidenced by a bookkeeping entry, backed only by the Company's general assets. The settlement of Deferred Shares and Premium Share Units by issuance and delivery of shares of Stock will result in ordinary income to the Participant equal to the then fair market value of the shares delivered. Employment taxes (Social Security and Medicare) will be due and payable when Deferred Shares and Premium Share Units vest, even though income tax liability will be deferred until shares of Stock are delivered. Interest on a Company loan will be treated as "investment interest" and will be deductible by a Participant when paid, subject to the limitations applicable to "investment interest." Interest on a note that deferred the payment of interest until the end of the term of the note should be deductible each year during the term of the note. The note is treated as having been issued at a discount and the interest is deductible as original issue discount (“OID”). The amount of the deduction in each year is computed under a constant rate method.

The foregoing is a general summary of certain Federal income tax consequences. Participants are urged to consult their personal tax advisors regarding the tax consequences of their participation in the Program. Under IRS standards of professional practice, certain tax advice that may be used to support the promotion or marketing of transactions or arrangements must meet requirements as to form and substance. To assure compliance with these standards, you are hereby informed that (i) this document is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties, and (ii) you should seek advice based on your particular circumstances from an independent tax adviser.

Additional Information.

We are subject to the reporting and information requirements of the Exchange Act and as a result, are obligated to file periodic reports, proxy statements, and other information with the SEC. We make these filings available free of charge on our website (http://www.navistar.com) as soon as reasonably practicable after we electronically file such material with, or furnish them to, the SEC. The SEC maintains a website (http://www.sec.gov) that contains our annual, quarterly, and current reports, proxy, and information statements, and other information we file electronically with the SEC. You can read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

As stated above, the Company has filed the Registration Statement with the SEC to register the offering of shares of Common Stock pursuant to the Program. This prospectus constitutes part of the Registration Statement, but, as permitted by SEC rules, this prospectus does not contain all the information that you can find in the Registration Statement or the exhibits to the Registration Statement. For further information regarding the Company and the securities we offer, please reference the Registration Statement, including the exhibits thereto.

The Company will provide without charge to any person to whom this prospectus is delivered, upon written or oral request of such person, a copy of all the documents which have been incorporated by reference in the Registration Statement and/or this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents so incorporated, and any other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act. Requests for such copies should be directed to the Company, 2701 Navistar Drive, Lisle, Illinois 60532, Attention: Corporate Secretary (telephone number (331) 332-5000).

When you are deciding whether to purchase the shares described by this prospectus, you should rely only on the information incorporated by reference or provided in this prospectus or any supplement. The Company has not authorized anyone else to provide you with different information. This prospectus is not an offer to sell shares of Common Stock in any state where such an offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.